SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 3, 2003
                                                 ------------------------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)

-------------------------------------------------------------------------------

            Delaware               001-16107                 58-2056305
------------------------------------------------------------------------------
  (State or other jurisdiction (Commission File     (IRS Employer Identification
        of incorporation)        Number)                             No.)


    1155 Perimeter Center West Suite 100, Atlanta, Georgia        30338
-----------------------------------------------------------------------------
           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code       (678) 579-5000
                                                  ---------------------------


                                 N/A
-----------------------------------------------------------------------------
      (Former name or former address, if changed since last report.)

Item 5.         Other

Recent Developments

Credit Rating Downgrades

     On June 3, 2003, Standard & Poor's Ratings Services ("S&P") lowered its rating on our senior unsecured debt from B to CCC. S&P ratings of Mirant remain on CreditWatch, but the implications were revised to developing from negative. S&P also lowered its rating on the following of our subsidiaries or subsidiary issues: Mirant Americas Energy Marketing, L.P., Mirant Americas Generation, LLC, Mirant Mid-Atlantic, LLC and Mirant Trust I.

     On June 4, 2003, Fitch Ratings ("Fitch") lowered its rating on our senior unsecured debt from B+ to B-. Fitch ratings of Mirant remain at Rating Watch Negative. Fitch also lowered its rating on the following of our subsidiaries or subsidiary issues: Mirant Americas Generation, LLC, Mirant Mid-Atlantic, LLC and Mirant Trust I.

     On June 5, 2003, Moody's Investor Service ("Moody's") lowered its rating on our senior unsecured debt from Caa2 to Ca. Moody's ratings of Mirant continue to have a negative outlook. Moody's also lowered its rating on the following of our subsidiaries or subsidiary issues: Mirant Americas Energy Marketing, L.P., Mirant Americas Generation, LLC, Mirant Mid-Atlantic, LLC and Mirant Trust I.

Panda-Brandywine Power Purchase Agreement

     In connection with Mirant's acquisition of the Mirant Mid-Atlantic assets from PEPCO in 2000, PEPCO granted Mirant certain rights to purchase from PEPCO all power it received under a power purchase agreement (the "PPA") between it and Panda-Brandywine L.P. ("Panda"). The Panda PPA is a long term power purchase agreement that expires in 2021. Mirant and PEPCO entered into a contractual arrangement (the "Back-to-Back Agreement") with respect to the Panda PPA under which (1) PEPCO agreed to resell to Mirant all "capacity, energy, ancillary services and other benefits" to which it is entitled from Panda under the Panda PPA; (2) Mirant agreed to pay PEPCO each month all amounts due from PEPCO to Panda for the immediately preceding month associated with such capacity, energy, ancillary services and other benefits; and (3) PEPCO irrevocably and unconditionally appointed Mirant to deal directly with Panda with respect to all matters arising under the Panda PPA. Mirant also entered into an agreement with PEPCO that provided that if the Back-to-Back Agreement between Mirant and PEPCO with respect to the power received under the Panda PPA was voided by a binding court order prior to March 19, 2005, the price paid by Mirant for its December 2000 acquisition of PEPCO assets would be adjusted to compensate PEPCO for the termination of that arrangement but to hold Mirant economically indifferent. Panda initiated legal proceedings in 2000 asserting that the Back-to-Back Agreement violated provisions in the PPA prohibiting PEPCO from assigning the PPA or delegating its duties under the PPA to a third party without Panda's prior written consent. On June 10, 2003, the Maryland Court of Appeals, its highest court, ruled that the assignment of certain rights and delegation of certain duties by PEPCO to Mirant did violate the non-assignment provision of the Panda PPA and was unenforceable. The court, however, did not rule that the sale of power from PEPCO to the Company pursuant to the Back-to-Back Agreement was void and left open the issues whether the provisions found to violate the Panda PPA could be severed and the rest of the Back-to-Back Agreement enforced and whether Panda's refusal to consent to the assignment of the Panda PPA by PEPCO to Mirant was unreasonable and violated the Panda PPA. If a final determination is made by March 2005 that the Back-to-Back Agreement entered into by PEPCO and Mirant Corporation related to the Panda PPA violated the terms of the Panda PPA and was void and that determination triggers an adjustment to the purchase price paid by Mirant to PEPCO, such adjustment may have a material adverse effect on the Company's liquidity but would not be expected to have a material adverse effect on its financial position or results of operations.

Environmental Information Requests

      Along with several other electric generators which own facilities in New York, in October 1999, Mirant New York received an information request from the State of New York concerning the air permitting and air emission control implications under the EPA's new source review regulations promulgated under the Clean Air Act ("NSR") of various repairs and maintenance activities at its Lovett facility. Mirant New York responded fully to this request and provided all of the information requested by the State. The State of New York issued notices of violation to some of the utilities being investigated. The State issued a notice of violation to the previous owner of the Lovett facility, Orange and Rockland Utilities, alleging violations associated with the operation of the Lovett facility prior to the acquisition of the plant by Mirant New York.

    On June 11, 2003, Mirant New York and the State of New York entered into, and filed for approval with the United States District Court for the Southern District of New York, a consent decree that releases Mirant New York from all potential liability for matters addressed in the notice of violation previously issued by the state to Orange and Rockland Utilities and for any other potential violation of NSR or related New York air laws prior to and through the date of entry of the consent decree by the court. The consent decree is subject to review and final approval by the court. Under the decree, Mirant New York commits to install on Lovett's two coal-fired units by 2007 to 2008 emission control technology consisting of selective catalytic reduction technology to reduce NOx emissions, alkaline in-duct injection technology to reduce SO2 emissions, and a baghouse. The cost of the emission controls prescribed by the consent decree could approach $100 million over the approximately five year period covered by the consent decree. Such costs would generally be capitalized and depreciated as a component of property, plant and equipment. The consent decree allows Mirant New York to shut down a unit rather than install the prescribed emission controls on the unit. For one of the units, Mirant New York also has the option to convert the unit to operate exclusively as a gas-fired boiler and limit the hours of operation rather than install the prescribed emission controls. Mirant New York also agreed, beginning 2009, to retire annually 1,954 tons of SO2 emission allowances allocated to the Lovett facility under the Clean Air Act Acid Rain Program, which allowances will no longer be needed by Mirant New York for compliance as a result of the SO2 emission reductions caused by the other actions required by the consent decree. Mirant New York did not admit to any liability, and the consent decree does not impose any penalty on Mirant New York for alleged past violations. Under the sales agreement with Orange and Rockland Utilities for the Lovett facility, Orange and Rockland Utilities is responsible for fines and penalties arising from any violation associated with historical operations prior to the sale of the Lovett facility to Mirant New York.

ERISA Litigation

     On June 3, 2003, a second purported class action lawsuit alleging violations of ERISA was filed in the United States District Court for the Northern District of Georgia entitled Greg Waller, Sr. v. Mirant Corporation, et al. The Waller suit names as defendants Mirant Corporation, certain of its current and former officers and directors, and Southern Company. The Waller suit is substantially similar to the previously filed Brown suit with respect to the claims asserted, the factual allegations made, and the relief sought. Additional "copy cat" lawsuits may be filed.

Mirant Americas Generation Credit Facilities Notice of Default

     On June 6, 2003, Mirant Americas Generation, LLC ("MAG") received notice (the "Notice") from Lehman Brothers Commercial Paper, Inc. as Agent under its Facility B Credit Agreement (the "Facility B Credit Agreement") and its Facility C Credit Agreement (the "Facility C Credit Agreement" and together with the Facility B Credit Agreement, the "MAG Credit Facilites"), each dated as of August 31, 1999, that it believes that MAG is in default under the MAG Credit Facilities. The Notice states that the default occurred as a result of MAG's failure to deliver its financial statements for the quarter ended March 31, 2003, and related officer certificates, within the time specified in each of the MAG Credit Facilities. Under each of the MAG Credit Facilities, MAG has 30 days to remedy any default arising from non-delivery of its financial statements and related officer certificates, after which time the Agent may seek to (i) terminate the obligation of each lender to make further advances thereunder and/or (ii) accelerate MAG's repayment obligations under the MAG Credit Facilities. MAG anticipates that it will be able to provide the required financial statements and officer certificates prior to the expiration of the 30-day cure period. In the event, however, that MAG is unable to provide such financial statements and the related officer certificates within the 30-day cure period and the lenders under the MAG Credit Facilities accelerate the amounts thereunder, we do not anticipate that MAG would be able to make such repayments and MAG would need to seek bankruptcy protection.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     June 20, 2003                           MIRANT CORPORATION




                                              By /s/ Dan Streek
                                              ----------------------------------
                                                 Dan Streek
                                                 Vice President and Controller
                                                 (Principal Accounting Officer)